EXHIBIT 10.46

CORNING INCORPORATED

SUPPLEMENTAL PENSION PLAN

AMENDMENT NO. 1

Pursuant to Section 6.1 of the Plan, the Supplemental Pension Committee acting upon delegation of authority from the Compensation Committee of the Board of Directors given February 7, 2007 hereby amends the Corning Incorporated Supplemental Pension Plan as follows:

Effective January 1, 2008, the following new sentence shall be added at the end of the preamble: “The terms of this restated Plan shall only apply to eligible Employees who have a Plan benefit that is earned or vested, within the meaning of Section 409A, on or after January 1, 2005.”

CORNING INCORPORATED

By:	/s/ John P. MacMahon
Name:	John P. MacMahon
Title:	Senior Vice President – Global Compensation and Benefits

Date:	12/17/07

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